Exhibit 10.9

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Second Amendment”) is made and entered effective as of January 3, 2022 (the “Amendment Effective Date”), by and between ELLIOTT BAY HEALTHCARE REALTY LLC, a Delaware limited liability company (the “Seller”), and GIPIL 3134 W 76th STREET, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

A.Seller and Generation Income Properties, L.P., a Delaware limited partnership, previously entered into that certain Purchase and Sale Agreement dated as of October 27, 2021 (the “Original Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of December 10, 2021 (the “First Amendment”; the Original Agreement, as amended by the First Amendment, being hereinafter referred to as the “Agreement”), regarding certain real property located in Chicago, Cook County, Illinois, and more particularly described in the Agreement.

B.Purchaser is the successor-in-interest to Generation Income Properties, L.P. pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement dated as of December 23, 2021.

C.Seller and Purchaser desire to amend certain provisions of the Agreement in the manner provided for in this Second Amendment.

D.All capitalized terms used in this Second Amendment shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein to the contrary.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.Recitals.  The above-referenced recitals are true and correct and hereby incorporated into this Second Amendment for all purposes.

2.Ratification.  The Agreement is hereby ratified as of the date hereof and declared in full force and effect as of such date, as modified and amended hereby.  From and after the last date of execution of this Second Amendment, all references to the Agreement shall be deemed to refer to the Agreement as amended by this Second Amendment.

3.Closing Date. The Closing Date shall occur on or before January 7, 2022.

4.No Further Amendments.  In the event of any inconsistencies between the terms and provisions of this Second Amendment and the terms and provisions of the Agreement, the terms and provisions of this Second Amendment shall control.

5.Counterparts. This Second Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.  Signature pages may be detached from the counterparts and attached to another to physically form one document.  Facsimile copies or other electronic scans or reproductions of this Second Amendment and the signatures thereon shall have the same force and effect as if the same were original.

IN WITNESS WHEREOF, Seller and Purchaser have entered into this Second Amendment to Purchase and Sale Agreement as of the Amendment Effective Date.

SELLER:

ELLIOTT BAY HEALTHCARE REALTY LLC,

a Delaware limited liability company

By: /s/ Christian Whipple

       Christian Whipple, its Chief Executive Officer

Date: January 3, 2022

PURCHASER:

GIPIL 3134 W 76th STREET, LLC,

a Delaware limited liability company

By: /s/ David Sobelman

       David Sobelman, its President

Date: January 3, 2022

18751017_1 2